UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February [22], 2016

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Amendment No. 1 to the Fifth Amended and Restated Management Agreement

On February 22, 2016 Preferred Apartment Communities, Inc. ("we", "us", or the "Company"), Preferred Apartment Communities Operating Partnership, L.P. (the "Partnership") and Preferred Apartment Advisors, LLC (our "Manager") executed Amendment No. 1 to the Fifth Amended and Restated Management Agreement, effective as of January 1, 2016 (the "Amendment"). The Amendment amends the Fifth Amended and Restated Management Agreement among the Company, the Partnership and the Manager (the "Fifth Amended and Restated Management Agreement").

The Amendment modifies the Fifth Amended and Restated Management Agreement by replacing the 1.0% acquisition fee owed to our Manager in connection with acquiring real property with a loan coordination fee that is payable to our Manager as 1.6% of: (1) the initial amount of new debt financed or outstanding debt assumed secured directly by any type of Real Estate Asset or Real Estate-Related Asset owned, directly or indirectly; (2) the additional amount of any supplemental financing secured directly by any type of Real Estate Asset or Real Estate-Related Asset owned, directly or indirectly; or (3) for any acquisition (by purchase, investment or exchange) of a Real Estate Asset or Real-Estate Related Asset that is acquired without any new or assumed debt financing secured directly by the acquired asset at the time of its acquisition, an amount equal to 63.0% of the purchase price for the acquisition, where the purchase price shall equal the amount paid or allocated to the acquisition (by purchase, investment or exchange), inclusive of expenses related thereto, but exclusive of any Loan Coordination Fee. In addition, the Amendment changes the name of the fee paid on loans originated by the Company from an "acquisition fee" to a "loan origination fee."

Under the Fifth Amended and Restated Management Agreement, as amended, our Manager continues to be responsible for administering our day-to-day business operations, identifying and acquiring targeted real estate investments, overseeing the management of our investments, handling the disposition of our real estate investments, and providing us with our management team and appropriate support personnel.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On February 22, 2016, the Company issued a press release entitled "Preferred Apartment Communities, Inc. Announces Change to Form of Certain Fess Paid to its External Advisor." A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

This information, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended

(the "Exchange Act"), or otherwise subject to the liabilities of that section. This information, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any of those filings.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1
Amendment No. 1 to the Fifth Amended and Restated Management Agreement, effective as of January 1, 2016 and entered into as of February 22, 2016, among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P. and Preferred Apartment Advisors, LLC

99.1	Press Release dated February 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: February 22, 2016	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Senior Vice President, General Counsel and Secretary